                                                                    Exhibit 10.7


                              SUMMIT DESIGN, INC.

                         EMPLOYMENT AGREEMENT - No. 3

Employee: Zamir Paz (ID. No. ###-##-####)

     This Agreement is entered into as of January 1, 1996, (hereinafter "Starting Day") by and between Summit Design, Inc., a Delaware, U.S. company (hereinafter "SUMMIT") and the above referenced employee (hereinafter "Paz").

1.   Employment and Duties:
     ----------------------
     SUMMIT hereby employs Paz to serve and perform in the role of Vice President of SUMMIT reporting to the Chief Executive Officer of Summit Design, Inc. In addition SUMMIT has the right to appoint Paz to serve as President of Summit Design (EDA) Ltd. (Hereinafter "SEE"), a wholly owned Israeli subsidiary of SUMMIT, without further compensation (neither from SUMMIT nor from SEE).

     Paz agrees to perform the duties of these positions to the best of his ability, and to devote full time and attention to the transaction of SUMMIT's (while in the U.S.). Paz does not have the authority to solicit, negotiate or conclude contracts on behalf of SUMMIT while in Israel. Likewise Paz is not authorized to solicit, negotiate or conclude contracts on behalf of SEE while in the United States.

     Paz's employment at SEE will be terminated as of December 31st, 1995 and Paz will have not employer-employee relationship with SEE after December 31, 1995. Paz will get no compensations or benefits from SEE, after December 31, 1995.

2.   Term:
     ----
     (a) This agreement shall have an initial term of four (4) years, unless sooner terminated in accordance with Sections 2(b)-(d) below. After the initial term of four years, or any extension term, the term of agreement shall be automatically extended for additional one-year terms unless terminated by either party with at least 90 days advance written notice prior to the end of the then current term. Without limiting the provisions of Sections 2(b)-(d) below, both parties acknowledge that the employment created herein is employment-at-will, and may be terminated with or without cause under the terms stated herein.

     (b) Notwithstanding the foregoing, this agreement may be immediately terminated by SUMMIT in the event that Paz resigns or willfully abandons the duties of this position or engages or becomes engaged in any criminal or unethical practice which the Board determines is detrimental or harmful to the good name, goodwill, or reputation of SUMMIT or SEE, or which does or could adversely effect the interests of SUMMIT or SEE.

     (c) In the event that this agreement is terminated for any reasons other than those specified in paragraph 2(b) or in the event SUMMIT requires Paz to perform in any role other than as President of SEE and or Vice President of SUMMIT without Paz's consent, then SUMMIT shall be obligated to pay Paz his current monthly Base Salary plus all current benefits that Paz is entitled to including but not limited to those benefits Paz is entitled to under this agreement of any future agreement between Paz and SUMMIT (including but not limited to: accommodations, car rentals/leasing, medical and life and other insurance normally paid by SUMMIT) for twelve months. Paz's payments under this subsection 2(c) shall be reduced on a pro-rata basis by the amount of severance pay that Paz actually receives or was eligible to receive from SEE as required by Israeli Law ("Pitzuyeem").

          During all of this 12 months period, Paz will be considered a SUMMIT employee, and all of the payments and benefits under this subsection
          (c) will be considered his compensation in consideration of his employment at SUMMIT, provided however that during this 12 months period, Paz will not have to perform any active task or active duty for SUMMIT or SEE in order to maintain the payments and benefits mentioned in this subsection (c), unless mutually agreed in writing between Paz and SUMMIT. If Paz accepts full-time employment from another party prior to the expiration of this twelve (12) months period, all payments, benefits and insurance coverage under this subsection (c) shall immediately terminate. (d) In the event of the sale or at least 20% of the assets of SUMMIT, Paz shall serve as President of SEE and Vice President of SUMMIT or the successor company to SUMMIT, as appropriate, and his employment shall continue to be governed by all of the terms of this agreement. In the event of an initial public offering of the Common Stock of SUMMIT pursuant to an effective registration statement under the Securities Act of 1933, as amended, Paz shall continue to serve as President of SEE and Vice President of SUMMIT pursuant to the terms of this agreement. In the event that Paz is not selected to serve in these roles and under these terms, then Paz shall receive the compensation and benefits pursuant to the terms of Section 2(c).

3.   Compensation:
     ------------
     In consideration of the services to be performed by Paz, SUMMIT agrees to pay Paz compensation consisting of the following:
     (a) Base salary of eighty-three thousand dollars ($83,000) per year ("Base Salary") during the initial term of this Agreement which will be paid twice monthly.

     (b) Paz shall be provided the right to participate in the health, dental and life insurance programs provided for the senior level executives of SUMMIT.

     (c) Annual bonus eligibility of up to 40% of the Base Salary under the terms of the SUMMIT Executive Bonus Plan.

     (d) Compensation for each additional one year period for which Paz's employment is extended under Section 2, shall be fixed within 60 days of the expiration of the preceding one year period that this Agreement is in effect.

     (e) All cash compensation and allowances provided under this agreement shall be subject to usual withholding and payroll taxes as required by U.S. and Oregon State law.

     (f) While residing in the U.S., Paz will accrue vacation in accordance with Summit U.S. vacation policy, provided however that Paz will be considered as working for SUMMIT since the day he started to work for SEE (and so he may accrue up to a 44 day maximum).

4.   Confidentiality.
     ---------------
     Paz acknowledges that certain customer lists, design work and related information, equipment, computer software, and other proprietary products, whether of technical or non technical nature, including but not limited to schematics, drawings, models, photographs, sketches, blueprints, printouts, and program listings of SUMMIT and its subsidiaries, collectively referred to as "technology", were and will be designated and developed by SUMMIT and its subsidiaries at great expenses and over lengthy periods of time, are secret and confidential, are unique and constitute the exclusive property and trade secrets of SUMMIT and its subsidiaries, as appropriate, and the use or disclosure of such Technology, except in accordance with and under the provision of this or any other written agreements between the parties, would be wrongful and would cause irreparable injury to SUMMIT and its subsidiaries. Paz therefore agrees that he will not, at any time, without the express written consent of SUMMIT and its subsidiaries, publish, disclose or divulge to any person, firm or corporation any of the Technology, nor will Paz use, directly or indirectly, for Paz's own benefit or the benefit of any other persons, firm, or corporation, any of the Technology, except in accordance with this agreement or other written agreements between the parties.

5.   Inventions:
     ----------
     All original written material including programs, charts, schematics, drawings, tables, tapes, listings, and technical documentation which are prepared partially or solely by Paz in connection with employment by SUMMIT and/or tasks or duties performed at SEE, shall belong exclusively to SUMMIT and SEE, respectively.

6.   Return of Documents:
     -------------------
     Paz acknowledges that all originals and copies of records, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of SUMMIT and its subsidiaries or containing any confidential information of SUMMIT and its subsidiaries shall be the sole and exclusive property of SUMMIT or its subsidiaries, as appropriate, and shall be returned to SUMMIT or its subsidiaries, as appropriate, upon the termination of employment for any reason whatsoever, or upon the written request of SUMMIT or its subsidiaries.

7.   Compliance:
     ----------
     Paz agrees to comply with all of SUMMIT's written employment policies, guidelines and procedures, as contained in an employment manual, including revision and additions thereto.

8.   Injunction:
     ----------
     In addition to other legal rights and remedies, SUMMIT and its subsidiaries shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief of any actual or threatened violation of any term hereof without requirement of bond, as well as an equitable accounting of all profits or benefits arising out of such violation.

9.   Waiver:
     ------
     The waiver by either part of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

10.  Disputes:
     --------
     The legal relations of the parties hereunder, and all other matters hereunder, shall be governed by the laws of Oregon. Unresolved disputes shall be resolved in a court of competent jurisdiction in Washington County, and all parties hereto consent to the jurisdiction of such court.

11.  Entire Agreement:
     ----------------
     This agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. No modification of amendment hereof is effective unless in writing and signed by both parties.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first herein above written.


"EMPLOYER"                    Summit Design, Inc., a Delaware U.S. Corporation.


          By:   /s/ Larry J. Gerhard
                --------------------------------
          Name:     Larry J. Gerhard
          Title:    Chief Executive Officer


"EMPLOYEE"

          /s/ Zamir Paz
          --------------------------------------
          Zamir Paz

RELOCATION AGREEMENT - APPENDIX 1 TO EMPLOYMENT AGREEMENT NO. 3

EMPLOYEE:  ZAMIR PAZ (ID No. ###-##-####)

     This Agreement is entered into as of the Starting Day, January 1, 1996, by and between Summit Design, Inc., a Delaware, U.S. company (hereinafter "SUMMIT") and the above referenced employee (hereinafter "Paz").

1.   Purpose:
     -------
     Since Paz has been a SEE employee located in Israel, the purpose of this agreement is to define the terms and conditions of his relocation to the U.S. to work at the company premises in Beaverton, Oregon, and then his relocation back to Israel, of so chosen by the company and or Paz.

2.   Relocation Term:
     ---------------
     Paz will be relocating to the U.S. to work at the company premises at Beaverton Oregon, or any location within a reasonable 45 minutes drive from that location (hereinafter "PDX"), for a period of 18 months starting January 1, 1996 (hereinafter the "Minimum Term").

     At the end of the Minimum Term SUMMIT may choose to relocate Paz back to Israel or work at SEE, or, with a written consent from Paz to continue his employment within the U.S. for periods that will not force him to relocate back to Israel within a school year (September 1st until July 1st, hereinafter "School Year"). Within the Minimum Term, but not within a school year, SUMMIT may choose to relocate Paz back to Israel.

     It is understood that Paz has no obligation, by this contract, to be located in the U.S. for any period after the Minimum Term. The whole period Paz will be resident in the U.S. as an employee of either SUMMIT or SEE at SUMMIT's premises in PDX, starting at the Starting Day, and whether longer or shorter than the Minimum Term, will be defined as the "Relocation Term".

3.   Relocation Assistance
     ---------------------
     To assist Paz in relocating and residing in PDX, the following financial assistance will be provided:
          (i) Air tickets (business class) for Paz and his family from Israel to PDX.

          (ii) One Hundred (100) days of emergency living including housing, meals, and transportation.

          (iii)  Tax assistance of $1500 annually.

          (iv) Transition support for his children to learn English, not to exceed $1500.

          (v) Bridge loan financing for the purchase of a home for up to 30 days for an amount not to exceed $95,000. Interest will be charged at Prime divided by 1%.

4.   Assistance During Relocation Term
     ---------------------------------

          (i)    Annual airfare home for the family to Israel in Business Class

          (ii) Availability of two late model cars that the Company will lease for Paz and his Family's use. The monthly cost not to exceed $1,200 per month including fuel.

          (iii)  Monthly housing paid by SUMMIT at the rate of $2,500.

          (iv) SUMMIT will cover the expenses of Paz's tax reporting during the relocation period until the end of the tax year when the Relocation Period ended, for up to $1,500 per tax year.

          (v) In consideration for Paz maintaining his personal residence in Israel for his use during visits to SEE, SUMMIT agrees to pay his maintenance costs on the home up to a maximum of $600 (six hundred dollars) per month. Receipts will be provided and the expenses administered through expense report reporting. In the event Paz does not spend at least three weeks in Israel in any given calendar quarter, then his sum may be withheld at Summit's discretion.

          (vi) Paz's spouse, Mrs. Dafna Paz, has to continue her research work at the Tel-Aviv University, in order to complete her Ph.D. thesis in Engineering. Limited computing and office resources will be provided for her by SUMMIT, at SUMMIT's premises, to help her complete her research work.

5.   Employment after the Relocation Term:
     ------------------------------------

     After the Relocation Term, and before the termination of his employment agreement, Paz will become again a SEE employee.

     Paz's base salary at SEE, after the relocation term (hereinafter "SEE Salary"), will be renegotiated at the time of his relocation but will not be less than the base salary of any Summit employee at that time at peer position with Paz (i.e. senior executive reporting to the CEO). In calculating Paz's SEE equivalent compensation, his use of a company car and other similar perks will be valued for measuring comparable compensation.

     An employment agreement between SEE and Paz, will be executed concurrent with Paz's relocation to Israel. This said agreement will be identical in structure and terms to the above Employment Agreement No. 2, except: the base salary as mentioned above in this paragraph 5, the adjustment implied by the laws of Israel and the location "Oregon" that will be changed to "Israel" when relevant.

     The employment of Paz with SUMMIT during the Relocation Term, will be considered as employment with SEE, for all purposes assumed by the Israel laws (continuous work).

6.   Termination of Relocation Term before the Minimum Term:
     ------------------------------------------------------

     It is understood that based on this agreement, Paz makes his home expenses and capital purchases for staying the U.S. at least the Minimum Term. Shorter Relocation Term might cause Paz significant losses. In the event that the Relocation Term becomes shorter than the Minimum Term, for any reason, including but not limited to the following:

     the termination of the employment agreement with Paz for any reason, except if Paz willfully resigns or willfully abandons the duties of this position; Paz is relocated back to Israel for any reason; SUMMIT moves the employment location and offices Paz need to work at from PDX; etc..., Paz will get the following compensations from SUMMIT.

          (i) Paz plans to buy a house within PDX. Selling the house before the Minimum Term might cause him losses. In that case SUMMIT will compensate him for the difference between the whole cost of buying the house (when bought) and the amount he will actually get for selling the house. Paz will have a period of 120 days to decide whether he wants to keep the house and lose the compensation (if any), or to sell the house and get the compensation (if any). SUMMIT's liability under the paragraph 6(i) is limited to $25,000. Summit's agreement to 6(i) is only enforceable if more than 50% of the assets of Summit are sold.

          (ii) Paz plans his Israel tax payments based on the Minimum Term. Returning to Israel earlier than planned may cause him additional tax liability. SUMMIT will compensate Paz paying the balance of Income Tax incurred by the Israeli government to be paid by Paz on his earnings from the employment with SUMMIT, within the Relocation Term. SUMMIT's liability under this paragraph 6(ii) is limited to $25,000 per tax year.

          (iii) SUMMIT will pay Paz $4,000 to cover for the extra equipment and furniture he will have to buy, that cannot be taken back to Israel.

7.   Termination of the Relocation Term
     ----------------------------------
     When the Relocation Term terminates for any reason and at any time, unless otherwise agreed between Paz and SUMMIT, SUMMIT will pay for the following services done for Paz:

          (i) Air tickets for him his Spouse and his children from PDX to Israel in Business class.

          (ii) Surface shipment of all of his shippable property, except cars, up to a volume of 1 full ship container (about 60 Cubic Meters), from PDX to Israel.

          (iii)  Company car or rental car in Israel for up to 30 days.

8.   Entire Agreement:
     ----------------

     This agreement sets forth the relocation appendix to the employment agreement stated above between the parties hereto, and together with that employment agreement fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. No modification of amendment hereof is effective unless in writing and signed by both parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first herein above written.


"EMPLOYER"               Summit Design, Inc., a Delaware U.S. Corporation.


     By:            /s/ Larry J. Gerhard
                    ___________________________
     Name:          Larry J. Gerhard
     Title:         Chief Executive Officer


"EMPLOYEE"          /s/ Zamir Paz
                    ___________________________
                    Zamir Paz